EXHIBIT 1

JOINT FILING AGREEMENT PURSUANT TO RULE 13d-1(k)(1)

The undersigned acknowledge and agree that the foregoing statement on Schedule 13G is filed on behalf of each of the undersigned and that all subsequent amendments to this statement on Schedule 13G shall be filed on behalf of each of the undersigned without the necessity of filing additional joint filing statements. The undersigned acknowledge that each shall be responsible for the timely filing of such amendments, and for the completeness and accuracy of the information concerning it contained herein, but shall not be responsible for the completeness and accuracy of the information concerning the other entities or persons, except to the extent that it knows or has reason to believe that such information is inaccurate.

Dated as of February 10, 2014

By:	Brock Fiduciary Services LLC Brock Capital Group LLC, as Managing Member

	By:	/s/ Charles Brock
	Name:	Charles Brock
	Title:	Chairman & CEO

Brock Capital Group LLC

	By:	/s/ Charles Brock
	Name:	Charles Brock
	Title:	Chairman & CEO